EXHIBIT 16

         KPMG LLP
         CHARTER ACCOUNTANTS                           Telephone (416) 777-8500
         Commerce Court West                           Telefax   (416) 777-8818
         PO Box 31 Stn Commerce Court                  www.kpmg.ca
         Suite 3300
         Toronto ON M5L 1B2





Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, DC 20549


February 4, 2002


Commissioners:

We have read the statements made by Biogan International Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's form 8-K report dated January 28, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly

/s/  KPMG LLP